Exhibit 10.1

NOTE PURCHASE AGREEMENT

Dated as of March 21, 2007

Between

CELLU TISSUE HOLDINGS, INC.
Issuer of the Notes

and

WINGATE CAPITAL LTD.
Purchaser

$20,255,572 AGGREGATE PRINCIPAL AMOUNT
OF 9 3/4% SENIOR SECURED NOTES
DUE 2010

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT is dated as of March 21, 2007 by and between Cellu Tissue Holdings, Inc. (the “Company”) and Wingate Capital Ltd. (the “Purchaser”).

RECITALS

WHEREAS, the Company and certain of its Subsidiaries have entered into an Indenture dated as of March 12, 2004 with The Bank of New York as Trustee (as supplemented and in effect on the date hereof, the “Indenture”), relating to its 9 3/4% Senior Secured Notes due 2010 (the “Senior Secured Notes”) pursuant to which the Company is authorized to issue additional Senior Secured Notes subject to the terms and conditions specified in the Indenture.

WHEREAS, the Company desires to issue pursuant to the Indenture and sell to the Purchaser, and the Purchaser has agreed to purchase, subject to the terms and conditions herein, $20,255,572 aggregate principal amount of Senior Secured Notes (the “Notes”).

WHEREAS, the Company will use the proceeds of the issuance and sale of the Notes to provide a portion of the financing for the acquisition by the Company of the stock of CityForest Corporation (the “Acquisition”).

AGREEMENT

In consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1.          Certain Defined Terms.  Capitalized terms used and not otherwise defined in this Agreement are defined in Appendix I.

ARTICLE 2
PURCHASE AND SALE OF THE NOTES

2.1.          Purchase and Sale of Notes.  Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company hereby agrees to issue and to sell to the Purchaser, and by its acceptance hereof the Purchaser agrees to purchase from the Company at the Closing, $20,255,572 aggregate principal amount of the Notes for the purchase price of $20,000,007, which is equal to 98.7383% of the aggregate principal amount of the Notes.

2.2.          Closing.  The purchase and sale of the Notes pursuant to Section 2.1 shall occur at a closing (the “Closing”) to be held on March 21, 2007 at 10:00 a.m. (Boston time), at the offices of Ropes & Gray LLP, One International Place, Boston, MA 02110, or at such other date, time and/or location as may be agreed upon by the parties hereto.

2.3.          Delivery of Notes.  Notes will be in substantially the form of Exhibit A.  The Company will deliver the Notes to the Purchaser, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer of Federal (same day) funds to JPMorgan/Chase Bank, New York, New York, ABA #021000021, Account Name: Cellu Tissue Corp., Account #114-733805.

2.4.          Use of Proceeds.  The proceeds of the sale by the Company of the Notes hereunder shall be used to provide a portion of the financing for the Acquisition.

ARTICLE 3
TERMS OF THE NOTES

3.1.          Notes Under Indenture.  The Notes shall be issued under the Indenture and shall be subject to all the terms and conditions thereof and entitled to all the benefits thereof.

3.2.          CUSIP.  The Purchaser understands that because the Notes are issued at a discount the Notes will have a CUSIP number through the maturity of the Notes which is different from the CUSIP number of the Senior Secured Notes previously issued under the Indenture.  The Purchaser further understands that the Notes will not either now or in the future be entitled to share the same CUSIP number as the notes previously issued under the Indenture.

3.3.          No Registration Rights.  The Purchaser understands and agrees that the Company is and will be under no obligation to effect any registration of the Notes under the Securities Act.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to and for the benefit of the Company that:

4.1.          Legal Capacity; Due Authorization.  The Purchaser has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This  Agreement has been duly authorized, executed and delivered by the Purchaser and is the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms subject to bankruptcy and general principles of equity.

4.2.          Restrictions on Transfer.  The Purchaser has been advised that the Notes have not been registered under the Securities Act or any state securities laws and cannot be resold unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available, and that accordingly the Notes may have to be held by the Purchaser for an indefinite period of time.  The Purchaser is purchasing the Notes for its own account and not with a view to, or for resale in connection with, the distribution thereof; provided, however, that subject to compliance with the restrictions contained or referred to in the Indenture, the Notes and this Agreement, the disposition of such Purchaser’s property shall at all times be and remain under its sole discretion and control.  The Purchaser acknowledges and agrees that each Note will bear a legend (or a substantially similar indication) indicating that the Notes have not been registered under the Securities Act or under any state securities laws and may not be sold, offered for sale or otherwise transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder, in addition to any other legends required by applicable state blue sky laws.

4.3.          Accredited Investor, etc.  The Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes, is able to incur a complete loss of such investment and to bear the economic risk of such investment for an indefinite period of time.  Such Purchaser has been given access to all information with respect to the Company requested by the Purchaser and has had access to, and adequate opportunity to ask questions of and request additional information from, officers and representatives of the Company concerning the Company’s business, operations and financial condition.  Such Purchaser (i) is an “accredited investor” as that term is defined in Regulation D under the Securities Act and (ii) has been represented by counsel in the purchase of the Notes and has been advised with respect to the restrictions imposed by state and federal securities laws with respect to the disposition of the Notes.

4.4.          Independent Decision.  The Purchaser has independently and without reliance on the Company, and based on such information as the Purchaser has deemed appropriate, made its own analysis and decision to enter into this Agreement and the transaction contemplated hereby, except that the Purchaser has relied upon the Company’s express representations, warranties and covenants made herein.  The Purchaser acknowledges that the Company has not given the Purchaser any investment advice, credit information or opinion on whether the purchase of the Notes is a prudent investment decision.

4.5.          Brokerage Fees, etc.  The Purchaser represents and warrants to the Company that no broker’s, finder’s or placement fee or commission will be payable to any Person alleged to have been retained by the Purchaser with respect to any of the transactions contemplated by this Agreement.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Purchaser to enter into this Agreement and to purchase the Notes hereunder, the Company represents and warrants for the benefit of the Purchaser that, as of the Closing Date (unless otherwise stated, both before and after giving effect to the issuance of the Notes):

5.1.          Organization, Good Standing and Qualification.  The Company is a corporation, duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as now conducted.  The Company is duly qualified as a foreign entity and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not reasonably be expected to result in a Material Adverse Effect.  Certified copies of the Governing Documents of the Company have been delivered to the Purchaser and such copies of the Governing Documents are correct and complete.

5.2.          Authorization.  The Company has taken all necessary corporate action to authorize the  execution and delivery of this Agreement and the Notes and the performance of its obligations hereunder and thereunder.  This Agreement constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms subject to bankruptcy laws and general principles of equity.

5.3.          Valid Issuance of the Notes.  The Notes, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly authorized and issued, fully paid, free of restrictions on transfer, other than restrictions contained or referred to in the Indenture, the Notes or this Agreement and enforceable in accordance with their terms subject to bankruptcy laws and general principles of equity.  Based in part upon the representations of the Purchaser in Article 4 of this Agreement, the Notes will be issued in compliance with all applicable United States securities laws.

5.4.          Financial Statements and Other Information.

5.4.1.         The Company has previously furnished to the Purchaser copies of the following:  (i) the Company’s filing on Form 10-K for the fiscal year ended February 28, 2006; (ii) the Company’s filings on Form 10-Q for the fiscal quarters ended May 25, 2006, August 24, 2006 and November 23, 2006; and (iii) the Company’s filings on Form 8-K dated January 5, 2006,

March 30, 2006, May 9, 2006, June 5, 2006, June 16, 2006, July 7, 2006, October 4, 2006, October 5, 2006 and January 5, 2007 (the “Company SEC Documents”).

5.4.2.         As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):  (i) each of the Company SEC Documents complied in all material respects with such requirements of the Securities Act or the Exchange Act as were applicable thereto; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.4.3.         The financial statements (including any related notes) contained in the Company SEC Documents fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its Subsidiaries for the periods covered thereby in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end adjustments).

5.4.4.         As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with GAAP, except for:  (i) liabilities disclosed in the financial statements (including any related notes) contained in the Company SEC Documents; (ii) liabilities incurred in the ordinary course of business since the date included in the financial statements of the Company SEC Documents; and (iii) liabilities that are not material in the aggregate to the Company and its Subsidiaries on a consolidated basis.

5.4.5.         The information with respect to the Company and its Subsidiaries contained in the Private Placement Memorandum dated January, 2007 relating to $20,000,000 Senior Unsecured Subordinated Notes (the “Subordinated Notes”) of the Company due 2012 (the “Placement Memorandum”) when taken as a whole with the Company SEC Documents did not as of the date thereof contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.  The information contained in the Placement Memorandum with respect to CityForest Corporation was prepared in good faith by the Company based on information obtained from CityForest Corporation.  Notwithstanding the foregoing, no representation regarding projections or forward looking statements is being made in this Section 5.4.5 and the disclaimers and cautionary statements with respect thereto set forth in the Placement Memorandum are incorporated herein by reference.  The Company and the Purchaser agree that the Notes are being purchased in lieu of the Subordinated Notes and that no representation is being made with respect to any portion of the Placement Memorandum to the extent that the information in the Placement Memorandum is affected by the issuance of the Notes in lieu of the Subordinated Notes.

5.5.          Material Adverse Effect.  Since September 30, 2006 no event or condition has occurred which affects the Company or its Subsidiaries which has had or could be reasonably expected to have a Material Adverse Effect.

5.6.          Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority, or any third party in connection with any agreement to which the Company or any of its Subsidiaries is party, is required to be obtained or made by the Company or any of its  Subsidiaries in connection with the issuance of the Notes other than such of the foregoing as have been or will be obtained prior to the Closing or where the failure to obtain the consent of a third party would not affect the ability of the Company to enter into the Agreement, to issue the Notes and perform its obligations under the Notes, and would not result in a Material Adverse Effect.

5.7.          Litigation.  Except as disclosed with the Company SEC Documents, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened that questions the validity of this Agreement or the right of the Company or any of its Subsidiaries to enter into this Agreement and to issue the Notes or that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

5.8.          Compliance with Other Instruments.    The execution, delivery and performance of this Agreement and the issuance of the Notes will not result in the violation of any instrument, judgment, order, writ, decree or contract to which the Company is a party or by which it is bound or, of any provision of federal or state statute, rule or regulation applicable to it or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any Lien, charge or encumbrance upon any assets of the Company or any of its  Subsidiaries, except for a violation, conflict or default that does not affect the ability of the Company to enter into this Agreement, to issue the Notes and perform its obligation under the Notes and would not result in a Material Adverse Effect.

5.9.          Delivery of Acquisition Documents.   The Company has delivered to the Purchaser true, accurate and complete copies of each of the Acquisition Documents which are the only agreements of the Company relating to the Acquisition.

5.10.        No Governmental Approval Necessary.  Assuming the truth and accuracy of the Purchaser’s representations set forth in Article 4 of this Agreement, no consent by, approval of, giving of notice to, registration with, or taking of any other action with respect to or by any federal, state, or local governmental authority or organization is required for any of the Company’s execution, delivery, or performance of this Agreement or the issuance of the Notes.

5.11.        Private Placement.  Assuming the truth and accuracy of the Purchaser’s representations set forth in Article 4 of this Agreement, the offer, sale and issuance of the Notes as contemplated by this Agreement is exempt from the registration requirements of the Securities Act.  Neither the Company nor any authorized agent acting on behalf of it will take any action hereafter that would cause the loss of such exemption.

ARTICLE 6
CLOSING CONDITIONS

6.1           Purchaser’s Conditions.  The obligation of the Purchaser to purchase and pay for the Notes provided for hereunder on the Closing Date is subject to the satisfaction of the following conditions, each as of the Closing Date:

6.1.1        Representations and Warranties; No Default.  After giving effect to the issuance of the Notes and Acquisition all representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects, and there shall exist no continuing Default or Event of Default under the Indenture.

6.1.2        Delivery of Documents.  The Purchaser shall have received the following items, each of which shall be in form and substance reasonably satisfactory to the Purchaser and, unless otherwise noted, dated as of the Closing Date:

6.1.2.1       Resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and authorizing the issuance and sale of the Notes certified as of the Closing Date by its secretary or an assistant secretary as being in full force and effect.

6.1.2.2       A copy of a certificate of the Secretary of State of the State of Delaware, dated as of a recent date prior to the Closing Date and listing all Governing Documents of the Company on file with such Secretary, including any amendments thereto, and copies of all such Governing Documents and certifying that the Company is duly organized and in good standing under the laws of the State of Delaware.

6.1.2.3.      A certificate of the Company, signed on its behalf by a duly authorized officer and dated the Closing Date, certifying as to (i) the absence of any amendment to the Governing Documents of the Company since the date of the applicable secretary of state’s certificate referred to in Section 6.1.2.2, (ii) its bylaws as in effect on the Closing Date and (iii) the completeness and accuracy of the representations and warranties contained in this Agreement as of the Closing Date, including the absence of any event occurring and continuing, or resulting from the transactions contemplated under this Agreement, that constitutes a Default or an Event of Default under the Indenture.

6.1.2.4.      A certificate of the secretary or an assistant secretary of the Company  certifying the names and true signatures of the officers of the Company executing this Agreement.

6.1.2.5.      A legal opinion of Ropes & Gray, LLP, counsel for the Company, addressed to the Purchaser in substantially the form attached as Exhibit B.

6.1.2.6.      A certificate signed by a duly authorized officer of the Company certifying that the conditions specified in this Section 6 have been fulfilled.

6.1.3.       Acquisition Closed.  The Acquisition shall be consummated substantially simultaneously with the Closing.

6.1.4.       Issues of Notes.  The Company shall have issued and delivered the Notes to the Purchaser against payment therefor as contemplated by Section 2.3.

6.2.          Company Conditions.  The obligation of the Company to issue the Notes on the Closing Date as provided herein is subject to the satisfaction of the following conditions, each as of the Closing Date:

6.2.1.       Purchase Price.  The Purchaser shall have paid for the Notes as provided in Section 2.3.

6.2.2.       Representations and Warranties.  The representations and warranties of the Purchaser set forth in Article 4 shall be true and correct.

6.2.3.       Acquisition Closed.  The Acquisition shall be consummated substantially simultaneously with the Closing.

ARTICLE 7
RESTRICTIONS ON TRANSFER; LEGENDS

7.1.          Assignments.  After the Closing and subject to the restrictions referred to in Section 7.2, the Purchaser may sell, assign, transfer or negotiate all or any part of their Notes.

7.2.          Restrictive Notes Legend.  Each Note shall bear legends in substantially the forms contained in Exhibit A and shall be subject to the restrictions on transfer contained in the Indenture for as long as such restrictions shall be applicable.

7.3.          Other Note Legends.  Each Note shall bear a legend in substantially the following form:

“THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT.  UPON WRITTEN REQUEST TO CELLU TISSUE HOLDINGS, INC. 1855 LOCKEWAY DRIVE, STE. 501, ALPHARETTA, GEORGIA 30004, ATTENTION: CHIEF EXECUTIVE OFFICER, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE.”

ARTICLE 8
MISCELLANEOUS

8.1.          Amendments and Waivers.  No amendment, modification, termination or waiver of any provision of this Agreement, shall in any event be effective without the written consent of the Purchaser  and the Company.

8.2.          Expenses.  Each of the Company and the Purchaser shall bear its own expenses incurred in connection with the execution and delivery of this Agreement and the issuance of the Notes.

8.3.          Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally or sent via a nationally recognized overnight courier.  Such notices, demands and other communications will be delivered or sent to the address indicated below:

If to the Company:

1855 Lockeway Drive, Ste. 501
Alpharetta, Georgia 30004
Attention: Chief Executive Officer

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Fax: (617) 951-7050
Attention: Lawrence D. Bragg III, Esq.

If to Purchaser:	Wingate Capital, Ltd.
c/o Citadel Limited Partnership
131 South Dearborn
Chicago, IL 60603
Fax: (312) 267-7577
Attention: Tony Buchanon

with a copy to:	Davis Polk Warwell
450 Lexington Avenue
New York, NY 10017
Fax: (212) 450-3126
Attention: Alan Dean

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.  Any such communication shall be deemed to have been received when actually delivered or refused.

8.4.          Survival of Warranties and Certain Agreements.  Any liability of the Company for any breach of, or inaccuracy in, the representations and warranties made by it herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Notes but shall expire one year after the date of the Closing.

8.5.          Heading.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.6.          Applicable Law.  This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York.

8.7.          Successors and Assigns; Subsequent Holders.  This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Purchaser; provided, however, that the Company’s rights  hereunder may not be assigned without the written consent of Purchaser; and provided further, no assignee of purchaser of the Notes from the Purchaser shall be entitled to rely on the representations and warranties of the Company contained herein.

8.8.          Consent to Jurisdiction and Service of Process.  All judicial proceedings with respect to this Agreement or any Notes may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement the Company accepts for itself and in connection with its properties, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement subject, however, to rights of appeal.  The Company hereby agrees that service upon it in the manner provided for the giving of notices in Section 8.3 shall constitute sufficient notice.  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the  Purchaser to bring proceedings against the Company in the courts of any other jurisdiction.

8.9.          Waiver of Jury Trial.  Each of the parties hereto waives, to the full extent permitted by applicable law, trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Agreement or any other Document or the validity, protection, interpretation, collection or enforcement thereof.

8.10.        Counterparts; Effectiveness.  This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and when written or telephonic notification of such execution and authorization of delivery thereof has been received by the Company and the Purchaser.

8.11.        USA PATRIOT ACT.  The Purchaser is subject to the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and hereby notifies the Company that pursuant to the requirements of the Act, it may be required to obtain, verify and record information that identifies the Company,  which information includes the name and address of the Company and other information that will allow such Purchaser to identify the Company in accordance with the Act.  The Company hereby agrees to provide any such information upon request, and to the disclosure of such information pursuant to the requirements of the Act and notwithstanding any other provision hereof.

8.12.        Entirety.  This Agreement embodies the entire agreement among the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the respective duly authorized officers of the undersigned and by the undersigned as of the date first written above.

COMPANY:

CELLU TISSUE HOLDINGS, INC.

By:	/s/ Dianne M. Scheu
	Name:	Dianne M. Scheu
	Title:	Senior Vice President and
Chief Financial Officer

PURCHASER:

WINGATE CAPITAL LTD.
By:	Citadel Limited Partnership,
the Portfolio Manager

By:	Citadel Investment Group, LLC,
Its General Partner

By:	/s/ Matthew Hinerfeld
	Name:	Matthew Hinerfeld
	Title:	Managing Director and
Deputy General Counsel

Signature page to Note Purchase Agreement

APPENDIX I

TO NOTE PURCHASE AGREEMENT

“Acquisition” has the meaning set forth in the Recitals to the Agreement.

“Acquisition Documents” means (i) the Merger Agreement among the Company, Cellu City Acquisition Corporation, CityForest Corporation and Wayne Gullstad as the Shareholders’ Representative dated February 26, 2007, (ii) the Shareholder Support Agreement dated as of February 26, 2007 entered into by John L. Morrison for the benefit of the Company, (iii) the Shareholder Support Agreement dated as of February 26, 2007 entered into by Wayne Gullstad and Carol Gullstad for the benefit of the Company, (iv) the Paying Agent Agreement among the Company, Cellu City Acquisition Corporation, Wayne Gullstad in his capacity as the Shareholders’ Representative and Wells Fargo Bank, N.A. as paying agent, dated as of March 21, 2007 and (v) the Escrow Agreement among the Company, Cellu City Acquisition Corporation, Wayne Gullstad in his capacity as the Shareholders’ Representative and Wells Fargo Bank, N.A. as escrow agent dated as of March 21, 2007.

 “Agreement” means the Note Purchase Agreement dated as of March 21, 2007 among the Company and the Purchaser, as from time to time in effect, of which this Appendix is a part.

“Closing” shall have the meaning set forth in Section 2.2 of the Agreement.

“Closing Date” means the date of the Closing on which the Notes are issued and sold to the Purchaser pursuant to the Agreement.

“Company” shall have the meaning set forth in the preamble to the Agreement.

“Company SEC Filings” has the meaning set forth in Section 5.4.1 of the Agreement.

“Exchange Act” means the United States Exchange Act of 1934, as amended (and any  successor statute.)

“GAAP” means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board and shall mean when referring to any particular financial statement such principles as in effect on the date of such financial statements.

“Governing Documents” means, with respect to any Person, such Person’s articles and by-laws if a corporation, operating agreement, if a limited liability company or unlimited liability company and limited partnership agreement and certificate of limited partnership, if a limited partnership, and other similar governing documents, with respect to any other entity.

“Governmental Authority” means any government, governmental department, ministry, commission, board, bureau, agency or instrumentality of any government, judicial, legislative or administrative body having jurisdiction over the matter or matters in question.

“Indenture” has the meanings set forth in the Recitals to the Agreement.

 “Material Adverse Effect” means, since any specified date (or if no date is specified, since September 30, 2006) or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in the prospects, business, assets or financial condition of the Company and its Subsidiaries on a consolidated basis.

 “Notes” has the meaning set forth in the Recitals to the Agreement.

 “Person” means any entity, whether of natural or legal constitution, including any present or future individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization, government or any agency or political subdivision thereof.

 “Purchaser” has the meaning set forth in the preamble to the Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended (and any successor statute).

“SEC” means the Securities and Exchange Commission of the United States.

“Senior Secured Notes” has the meaning set forth in the Recitals to the Agreement.

“Subsidiary” means any corporation, association or other business entity of which more than 50% of the total ordinary voting power entitled to vote on the election of directors, managers or trustees thereof (or persons performing similar functions) is owned, directly or indirectly, by the Company.

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR

THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT.  UPON WRITTEN REQUEST TO CELLU TISSUE HOLDINGS, INC. 1855 LOCKEWAY DRIVE, STE. 501, ALPHARETTA, GEORGIA 30004, ATTENTION: CHIEF EXECUTIVE OFFICER, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE.

No. [ ]	Principal Amount $20,255,572
CUSIP No. 151169 AE9

CELLU TISSUE HOLDINGS, INC.

9 3/4% Senior Secured Note, Series A, due 2010

Cellu Tissue Holdings Inc., a Delaware corporation, promises to pay to Wingate Capital Ltd., or its registered assigns, the principal sum of $20,255,572 Dollars on March 15, 2010.

Interest Payment Dates:  March 15 and September 15
Record Dates:  March 1 and September 1

Additional provisions of this Security are set forth on the other side of this Security.

CELLU TISSUE HOLDINGS, INC.
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF
  AUTHENTICATION

THE BANK OF NEW YORK TRUST

COMPANY, N.A.
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
	Authorized Signatory	Date: , 2007

[FORM OF REVERSE SIDE OF NOTE]
CELLU TISSUE HOLDINGS, INC.

9 3/4% Senior Secured Note, Series A, due 2010

1.                  Interest

Cellu Tissue Holdings Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Company will pay interest semiannually on March 15 and September 15 of each year commencing September 15, 2007.  Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from March 21, 2007.  The Company shall pay interest on overdue principal, and on overdue premium or Additional Amounts, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                  Method of Payment

By no later than 10:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, Additional Amounts, if any, and/or interest (including Additional Interest).  The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.                  Paying Agent and Registrar

Initially, The Bank of New York Trust Company, N.A. (the “Trustee”) will act as Trustee, Paying Agent and Registrar.  The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder.  The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.                  Indenture

The Company issued the Securities under an Indenture dated as of March 12, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”).  Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all terms and provisions of the Indenture, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are secured senior obligations of the Company.  The aggregate principal amount of Securities that may be authenticated and delivered under the Indenture is unlimited, provided that the Net Cash Proceeds from any issuance of Additional Securities are invested in Additional Assets in accordance with the Indenture.  This Security is one of the 9¾% Senior Secured Notes, Series A, due 2010 referred to in the Indenture.  The Securities include (i) $162,000,000 aggregate principal amount of the Company’s 9¾% Senior Secured Notes, Series A, due 2010 issued under the Indenture on March 12, 2004 (herein called “Initial Securities”), (ii) $20,255,572 aggregate principal amount of the Company’s 9¾% Senior Secured Notes, Series A, due 2010 issued under the Indenture on March     , 2007 (the “2007 Notes”), (iii) if and when issued, additional 9¾% Senior Secured Notes, Series A, due 2010 or 9¾% Senior Secured Notes, Series B, due 2010 of the Company that may be issued from time to time under the Indenture subsequent to March 12, 2004 (together, with the 2007 Notes, herein called “Additional Securities”) as provided in Section 2.1(a) of the Indenture and (iv) if and when issued, the Company’s 9¾% Senior Secured Notes, Series B, due 2010 that may be issued from time to time under the Indenture in exchange for Initial Securities or Additional Securities in an offer registered under the Securities Act as provided in any registration rights agreements (herein called “Exchange Securities”).  The Initial Securities, Additional Securities and Exchange Securities are treated as a single class of securities under the Indenture and shall be secured by first and second priority Liens and security interests, subject to Permitted Liens, in the Collateral.  The Indenture imposes certain limitations on the incurrence of indebtedness, the making of restricted payments, the sale of assets and subsidiary stock, the incurrence of certain liens, sale-leaseback transactions, the sale of capital stock of restricted subsidiaries, the making of payments for consents, the entering into of agreements that restrict distribution from restricted subsidiaries and the consummation of mergers and consolidations.  The Indenture also imposes requirements with respect to the provision of financial information and the provision of guarantees of the Securities by certain subsidiaries.

To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture, the Securities, the Collateral Documents and the Intercreditor Agreement when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the

Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, will unconditionally Guarantee), jointly and severally, such obligations on a senior, secured basis pursuant to the terms of the Indenture.

5.                  Redemption

Except as set forth below, the Securities will not be redeemable at the option of the Company prior to March 15, 2007.  On and after such date, the Securities will be redeemable, at the Company’s option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest (including Additional Interest) to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

If redeemed during the 12-month period commencing on March 15 of the years set forth below:

Period	Redemption Price
2007	107.313%
2008	103.656%
2009 and thereafter	100.000%

In addition, at any time and from time to time prior to March 15, 2007, the Company may redeem in the aggregate up to 35% of the original principal amount of the Securities with the Net Cash Proceeds of one or more Public Equity Offerings by the Company or with the Net Cash Proceeds of one or more Public Equity Offerings by Holdings that are contributed to the Company as common equity capital at a redemption price (expressed as a percentage of principal amount) of 109.750% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest), if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, that:

(1)           there is a Public Market at the time of such redemption;

(2)           at least 65% of the original principal amount of the Securities must remain outstanding after each such redemption; and

(3)           each such redemption occurs within 60 days of the date of closing of such Public Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest (including Additional Interest), if any, will be paid on the optional redemption date to the Person in whose name the

Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of $1,000 in original principal amount or less will be redeemed in part.  If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.  On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

Prior to the mailing of any notice of redemption of the Securities, the Company shall deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption, accompanied by an opinion of counsel satisfactory to the Trustee, acting reasonably, that the conditions precedent to the right of redemption have occurred.  Any such notice to the Trustee may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.  The Company will be bound to redeem the Securities on the date fixed for redemption.

The Company is not required to make any mandatory redemption payments or sinking fund payments with respect to the Securities.

6.                  Optional Tax Redemption

If any taxes, assessments or other governmental charges are imposed by any jurisdiction where the Company, a Subsidiary Guarantor or a successor of either (a “Payor”) is organized or otherwise considered by a taxing authority to be a resident for tax purposes, any jurisdiction from or through which the Payor makes a payment on the Securities, or, in each case, any political organization or governmental authority thereof or therein having the power to tax (the “Relevant Tax Jurisdiction”) in respect of any payments under the Securities, the Payor will pay to each Holder of a Security, to the extent it may lawfully do so, such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to such Holder will be not less than the amount specified in such Security to which such Holder is entitled; provided, however, the Payor will not be required to make any payment of Additional Amounts for or on account of:

(1)                                any tax, assessment or other governmental charge which would not have been imposed but for (A) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction other than solely by the holding of Securities or by the receipt of principal or interest in respect of the Securities (including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein) or (B) the presentation of a Security (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for and notice of the availability of the funds has been given, whichever occurs later (in either case (x) or (y), except to the extent that the Holder would have been entitled to Additional Amounts had the Security been presented during such 30-day period);

(2)                                any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

(3)                                any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the Security to comply with a reasonable and timely request of the Payor addressed to the Holder to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4)                                any combination of the above;

nor will Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest (including Additional Interest) on, any Security to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of such Security.

The Payor will provide the Trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes by the Payor.  Copies of such documentation will be made available to the Holders of the Securities or the Paying Agent, as applicable, upon request therefor.

The Company and the Subsidiary Guarantors will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of the Securities or any other document or instrument referred to therein (other than a transfer of the Securities), or the receipt of any payments with respect to the Securities, excluding any such taxes, charges or similar levies imposed by any jurisdiction outside the United States of America or Canada or any jurisdiction in which a paying agent is located, other than those resulting from, or required to be paid in connection with, the enforcement of the Securities or any other such document or instrument following the occurrence of any Event of Default with respect to the Securities.

All references in the Indenture to principal of, premium, if any, and interest on the Securities will include any Additional Interest and any Additional Amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

The Payor will be entitled to redeem all, but not less than all, of the Securities if as a result of any change in or amendment to the laws, regulations or rulings of any Relevant Tax Jurisdiction or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such Relevant Tax Jurisdiction is a party (a “Change in Tax Law”) the Payor is or would be required on the next succeeding interest payment date to pay Additional Amounts with respect to the Securities as described under Section 5.9(a) of the Indenture and the Payor delivers to the Trustee an Officers’ Certificate stating that the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Payor and that the Payor is entitled to redeem the Securities pursuant to their terms.  The Change in Tax Law must become effective on or after the Issue Date.  Further, the Payor must deliver to the Trustee at least 30 days before the redemption date an opinion of counsel of recognized standing to the effect that the Payor has or will become obligated to pay Additional Amounts as a result of such Change in Tax Law.  The Payor must also provide the Holders with notice of the intended redemption at least 30 days and no more than 60 days before the redemption date and shall comply with all provisions of Article V of the Indenture.  The redemption price will equal the principal amount of the Securities plus accrued and unpaid interest thereon (including Additional Interest), if any to the redemption date, premium, if any, and Additional Amounts, if any, then due and which otherwise would be payable.

7.                  Repurchase Provisions

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under paragraph 5 of the Securities, each Holder will have the right to require the Company to repurchase from each Holder all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.                  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay a sum sufficient to cover any taxes and fees required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange of any Security (A) for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date or (B) called for redemption, except the unredeemed portion of any Security being redeemed in part.

9.                  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

10.            Unclaimed Money

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company for payment as general creditors unless an abandoned property law designates another person and not to the Trustee for payment.

11.            Defeasance

Subject to certain exceptions and conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities, the Indenture, the Collateral Documents and the Intercreditor Agreement if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Securities to redemption or maturity, as the case may be.

12.            Amendment, Supplement, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement may be amended or supplemented by the Company, Subsidiary Guarantors and Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the then outstanding Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Securities, the Subsidiary Guarantees, the Collateral Documents or the Intercreditor Agreement to cure any ambiguity, omission, defect or inconsistency, to comply with Article IV or Article X of the Indenture, to provide for uncertificated Securities in addition to, or in place of, certificated Securities, to add Guarantees with respect to the Securities, to release Subsidiary Guarantors upon their designation as Unrestricted Subsidiaries or otherwise in accordance with the Indenture, to secure the Securities, to release Liens in favor of the Collateral Agent in the Collateral as provided under the collateral release provisions, to add additional covenants of the Company, to surrender rights and powers conferred on the Company, to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, to make any change that does not adversely affect the rights of any Securityholder or, in the case of the

Intercreditor Agreement, that does not adversely affect the rights of any Securityholder in any material respect, or to provide for the issuance of Exchange Securities.

13.            Defaults and Remedies

Under the Indenture, Events of Default include (each of which is described in greater detail in the Indenture) (i) default for 30 days in payment of interest, Additional Interest or Additional Amounts when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase or upon optional redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV or Section 10.2 of the Indenture; (iv) failure by the Company to comply for 30 days after written notice with any of its obligations under the covenants described under Sections 3.2 through 3.12 inclusive, Section 3.16 or Section 3.19 of the Indenture (in each case, other than a failure to purchase Securities when required under the Indenture, which failure shall constitute an Event of Default under clause (ii) above) or failure by the Company or any Subsidiary Guarantor to comply for 30 days after written notice with any of its obligations under the Collateral Documents; (v) the failure by the Company to comply for 60 days after written notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in clause (i), (ii), (iii) or (iv) above); (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at maturity prior to the expiration of the grace period provided in such Indebtedness (“payment default”) or (b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”); (viii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $5.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged, waived or stayed for a period of 60 days (the “judgment default provision”); (ix) any Subsidiary Guarantee or Collateral Document ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any of Holdings, the Company or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture, any Subsidiary Guarantee, any Collateral Document to which it is a party or the Intercreditor Agreement; or (x) with respect to any Collateral having a fair market value in excess of $5.0 million, individually or in the aggregate, (A) the security interest under the Collateral

Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with their terms and the terms of the Indenture and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, (B) any security interest created thereunder or under the Indenture is declared invalid or unenforceable or (C) Holdings, the Company or any Subsidiary Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.  However, a default under clause (iv) or (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clause (iv) or (v) hereof after receipt of such notice.

If an Event of Default (other than an Event of Default described in (vii) hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare all the Securities to be due and payable immediately.  If an Event of Default described in clause (vii) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.            Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or their Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.            No Recourse Against Others

An incorporator, director, officer, employee or stockholder of each of the Company or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture, the Collateral Documents, the Intercreditor Agreement, any Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Securities.

16.            Authentication

This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

17.            Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

18.            CUSIP, Common Code and ISIN Numbers

The Company has caused CUSIP, Common Code and ISIN numbers, if applicable, to be printed on the Securities and has directed the Trustee to use CUSIP, Common Code and ISIN numbers, if applicable, in notices of redemption or purchase as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption or purchase and reliance may be placed only on the other identification numbers placed thereon.

19.            Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

(1)	☐	acquired for the undersigned’s own account, without transfer; or

(2)	☐	transferred to the Company; or

(3)	☐	transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐	transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)	☐

transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter appears as Section 2.8 of the Indenture); or

(7)	☐	transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature
Signature Guarantee:

(Signature must be guaranteed)	Signature

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you elect to have this Security purchased by the Company pursuant to Section 3.5 or 3.10 of the Indenture, check either box:

☐	☐
3.5	3.10

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.5 or Section 3.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000):  $____________________________________________ and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repurchased (in the absence of any such specification, one such Security will be issued for the portion not being repurchased): _________________.

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

SUBSIDIARY GUARANTEE

Pursuant to the Indenture (the “Indenture”) dated as of March 12, 2004 among Cellu Tissue Holdings, Inc., the Subsidiary Guarantors party thereto (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), each Subsidiary Guarantor, subject to the provisions of Article X of the Indenture, hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, Additional Amounts, if any, and interest (including Additional Interest) on the Securities and all other obligations and liabilities of the Company under the Indenture (including without limitation interest (including Additional Interest) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.7 of the Indenture), the Collateral Documents and the Intercreditor Agreement (all the foregoing being hereinafter collectively called the “Obligations”).  Each Subsidiary Guarantor agrees that the Obligations will rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the Obligations.  Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Subsidiary Guarantee notwithstanding any extension or renewal of any Obligation.

Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

Except as set forth in Section 10.2 of the Indenture, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under the Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Securities or any other agreement; (d) the release of any security held by any

Holder or the Collateral Agent for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor or otherwise in compliance with Section 10.2 or Article VIII of the Indenture.  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest (including Additional Interest) on such Obligations then due and owing (but only to the extent not prohibited by law).

Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Subsidiary Guarantee.

CELLU TISSUE CORPORATION — NATURAL DAM
CELLU TISSUE CORPORATION — NEENAH
CELLU TISSUE LLC
INTERLAKE ACQUISITION CORPORATION LIMITED
MENOMINEE ACQUISITION CORPORATION
VAN PAPER COMPANY
VAN TIMBER COMPANY,
as Subsidiary Guarantors

By:
Name:
Title:

COASTAL PAPER COMPANY,
as a Subsidiary Guarantor

By: Van Paper Company, its
managing partner

By:
Name:
Title: